As filed with the Securities and Exchange Commission on May 23, 2013
Registration No. 333-84786

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXEN INC.
(Exact name of Registrant as specified in its charter)

Canada (Province or other jurisdiction of incorporation or organization)	98-6000202 (I.R.S. Employer Identification No., if applicable)

801-7th Avenue S.W. Calgary, Alberta, Canada, T2P 3P7 (403) 699-4000 (Address and telephone number of Registrant’s principal executive offices)

Nexen Petroleum U.S.A. Inc.
945 Bunker Hill Road, Suite 1400
Houston, Texas, 77024
(832) 714-5000
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Alan O’Brien Nexen Inc. 801 – 7th Avenue S.W. Calgary, Albert, Canada T2P 3P7 (403) 699-4000	Jeff Bakker Blake, Cassels & Graydon LLP 3500, 855 – 2nd Street S.W. Calgary, Alberta, Canada T2P 4J8 (403) 260-9682	Andrew J. Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, N.Y. 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.	☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule-462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
☐

DEREGISTRATION OF SECURITIES

The Registrant filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (Registration No. 333–84786) (as amended, the “Registration Statement”), for the sale of common shares pursuant to a dividend reinvestment plan  (the “Securities”).  This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the Securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date that this Post-Effective Amendment No. 1 is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on the 23rd day of May, 2013.

NEXEN INC.

By:	/s/ Kevin J. Reinhart
Name: Kevin J. Reinhart
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on May 23, 2013.

Signature	Capacity

/s/ Kevin J. Reinhart	Chief Executive Officer and Director
Kevin J. Reinhart	(Principal Executive Officer)

/s/ Una M. Power	Interim Chief Financial Officer and Senior
Una M. Power	Vice President, Corporate Planning and
Business Development (Principal Financial Officer)

/s/ Brendon T. Muller	Controller and Vice President, Insurance
Brendon T. Muller	(Principal Accounting Officer)

*	Director
Li Fanrong

*	Director
Fang Zhi

*	Director
William B. Berry

*	Director
S. Barry Jackson
*	Director
Thomas C. O’Neill

Signature	Capacity

/s/ Kevin J. Reinhart	Director
Kevin J. Reinhart

*By:	/s/ Kevin J. Reinhart
Kevin J. Reinhart Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on May 23, 2013.

NEXEN PETROLEUM U.S.A. INC.

By:	/s/ J. Michael Backus
Name: J. Michael Backus
Title: Assistant Treasurer

INDEX TO EXHIBITS

Item	Exhibit
24.1	Power of Attorney dated May 29, 2013